UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 7th, 2004

BANYAN CORPORATION
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, California 90067
(address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (800) 808-0899

ITEM 1.     Changes in Control of Registrant

Not Applicable

ITEM 2.     Acquisition or Disposition of Assets

Not Applicable

ITEM 3.     Bankruptcy or Receivership

Not Applicable

ITEM 4.     Changes in Registrant's Certifying Accountant

Not Applicable

ITEM 5.     Other Events and Regulation FD Disclosure

On April 7th, 2004 the Registrant publicly disseminated a press release announcing that Chiropractic USA, Inc., a subsidiary of the Registrant, has expressed commendation and support for the U.S. Department of Veteran Affairs (DVA) announcement of full inclusion of chiropractic care into the nation's massive healthcare system for veterans.

The historic move by DVA Secretary Anthony Principi to offer chiropractic care to veterans will dramatically improve the healthcare available to millions of veterans who want or need to see a doctor of chiropractic. Until now, chiropractic was virtually shut out of the DVA's roughly $26 billion annual healthcare budget. Legislative directives from Congress establish a permanent chiropractic benefit through the DVA system and authorize the DVA to hire and employ doctors of chiropractic as care providers.

This development is helpful to the Registrant’s subsidiary, Chiropractic USA, Inc. as it is the only national chiropractic chain in the United States, and many veterans together with many of its franchised clinics may benefit substantially from the inclusion of chiropractic care into the DVA healthcare system for veterans.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

ITEM 6.     Resignations of Registrant's Directors

Not applicable.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired Not Applicable

(b)	Pro forma financial information Not Applicable

(c)	Exhibits The following Exhibits are filed as a part of this disclosure statement:

	99.1	The Registrant’s Press Release dated April 7th, 2004.

ITEM 8.     CHANGES IN FISCAL YEAR.

Not Applicable

ITEM 9.     REGULATION FD DISCLOSURE.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date: April 12th, 2004	By:	/s/ Michael J. Gelmon

Michael J. Gelmon
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit		Sequential
Number	Description	Page Number

99.1	The Registrant’s Press Release dated April 7th, 2004 .